UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2011

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 1, 2011, PHH Corporation (“PHH,” the “Company,” “we,” “our” or “us”) entered into an Indemnification Agreement (the “Indemnification Agreement”) with Thomas P. Gibbons, a director of the Company. The Company has previously entered into Indemnification Agreements with each other member of the Board of Directors (the “Board”) of the Company, including the Company’s President and Chief Executive Officer, Jerome J. Selitto.  Pursuant to such Indemnification Agreements, the Company has agreed to indemnify and advance expenses and costs incurred by each director in connection with any claims, suits or proceedings arising as a result of his or her service as a director, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of the Company. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2011, the Board approved the amendment and restatement of the Company’s By-Laws (as so amended and restated, the “amended By-Laws”).  The amendments effected pursuant to the amended By-Laws eliminate the Executive Committee of the Board of Directors and delete all references to the Executive Committee that were previously contained in Article III of the Company’s By-Laws by revising Section 3.01 and deleting Section 3.03 of the Company’s By-Laws.

The foregoing description of the amendments effected by the amended By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended By-Laws, which are filed herewith as Exhibit 3.1 and are incorporated herein by reference in their entirety.

Item 9.01.              Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description	Incorporation by Reference
3.1	By-Laws of PHH Corporation (as amended and restated through October 27, 2011).	Filed herewith.

10.1	Form of Indemnification Agreement	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: November 1, 2011